Exhibit 10.30
SECOND AMENDMENT TO LEASE
     This Second Amendment to Lease (this “Amendment”), dated as of 2/17, 2004. by and between iSTAR SUNNYVALE PARTNERS, L.P., a Delaware limited partnership (“Landlord”), and SILICON IMAGE, INC., a Delaware corporation (“Tenant”), amends and forms a part of the Lease, dated December 12, 2002, by and between Landlord and Tenant, as amended by the First Amendment to Lease dated July 23, 2003 (collectively, the “Lease”).
RECITALS
     A. Capitalized terms used herein and not defined herein have the meanings specified in the Lease.
     B. Landlord and Tenant desire to amend the Lease as provided below.
AGREEMENTS
     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Installation of Emergency Exit Door and Corridor. At Landlord’s sole cost and expense, Landlord shall construct the emergency exit door and corridor described in Attachment No. 1 to this Amendment and perform any related activities Landlord determines to be necessary or desirable in connection therewith. Once constructed, the corridor shall continue to be part of the Leased Premises, provided that Tenant may use the emergency exit door only in emergencies and shall do so in compliance with Landlord’s reasonable regulations.
     2. Building Utility Services, Tenant acknowledges that certain electrical equipment and communications cabling (collectively, the “Building Utility Services”) exist throughout and serve the entire 1070/1080 East Arques building. The communications cabling portion of the Building Utility Services originates at the Main Point of Entry (“MPOE”) depicted in Attachment No. 2 to this Amendment, and the electrical equipment portion of the Building Utility Services originates at the Electric Service Entrance (“Electric Service Entrance’”) depicted in Attachment No. 2 to this Amendment. Tenant agrees that Landlord, any other tenant(s) of the 1070/1080 East Arques building, and their respective employees, agents and vendors accompanied by an employee, shall have the right to access the Building Utility Services via the MPOE and/or the Electric Service Entrance, as applicable, at any time and using reasonable efforts to give prior notice to Tenant, for performing necessary repair and maintenance work; provided that (a) Landlord or such other tenant(s), as applicable, shall promptly repair any damage caused to Tenant’s space, facilities, equipment, furniture, fixtures and/or operations in performing such repair and maintenance work and (b) Tenant shall not incur any additional cost or liability as a result of or Landlord’s or such other tenant(s)’s access to the Building Utility Services or repair and maintenance thereof. In furtherance of the foregoing, Tenant shall provide to Landlord and such other tenant(s) at least two (2) keys to any locks installed on the MPOE and/or the Electric Service Entrance and shall, upon receiving reasonable request from the Landlord and/or such other tenant(s), temporarily disable any alarm or other type of secured access system with respect to the MPOE and/or the Electric Service Entrance in order to allow the required access. For purposes of this section, reasonable efforts to give prior notice to Tenant should be understood as efforts made 1 hour in advance during normal business hours and 24 hours in advance during non-business hours.
     3. Tenant’s Communications Cabling. Landlord acknowledges and agrees that up to six thousand dollars ($6,000.00) of the Allowance described in Paragraph 2.7 of the Lease may be used to reimburse Tenant for direct, reasonable costs incurred by Tenant in designing and installing a conduit line on the exterior of the 1070/1080 East Arques building to provide communications cabling to the portion of the Leased Premises within such building. Such work by Tenant and such reimbursement by Landlord shall be subject to all of the terms and conditions of the Lease, including, without limitation, Paragraph 2.7 thereof. Tenant acknowledges and agrees that Tenant shall have no right to access or utilize any interior communications cabling in the 1070/1080 East Arques building that is outside of the Leased Premises.
     4. Conflicts; No Other Amendment. In the event of a conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall control. Except as set forth in this Amendment, the provisions of the Lease remain in full force and effect.
     5. Entire Agreement. The Lease, as modified by this Amendment, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and may be further modified only by a writing signed by the parties hereto.
     6. Facsimile; Counterparts. This Amendment may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement. Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.
     In Witness Whereof, the parties have caused this Amendment to be duly executed as of the date first above set forth.

iSTAR SUNNYVALE PARTNERS, L.P., a Delaware limited partnership, Landlord

By:	/s/ Erich Stiger

Its:	Vice President

SILICON IMAGE, INC., a Delaware corporation, Tenant

By:	/s/ Robert Gargus

Its:	CFO

ATTACHMENT NO. 1

1070
ST ARQUES
1080
EAST ARQUES
KEY PLAN
EMERGENCY EXIT CORRIDOR

SECOND FLOOR PARTIAL PLAN

NOT TO SCALE

ATTACHMENT NO. 2